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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation (formerly NNG, Inc.) on Form S-8 of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Los Angeles, California
May 30, 2001